Exhibit 99.1

CareCloud Declares Dividends on Non-Convertible Series A Cumulative Redeemable Perpetual Preferred Stock

SOMERSET, N.J., August 6, 2021 (GLOBE NEWSWIRE) — CareCloud, Inc. (the “Company”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced that its Board of Directors has declared monthly cash dividends for its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) for September, October and November 2021. This represents 73 consecutive months of dividends declared since the Series A Preferred Stock was initially sold in November 2015.

The following table shows the monthly dividends and associated record and payment dates:

	Sept. 2021	Oct. 2021	Nov. 2021
Dividend per share	$0.22917	$0.22917	$0.22917
Ex-dividend date	Sept. 29, 2021	Oct. 28, 2021	Nov. 29, 2021
Record date	Sept. 30, 2021	Oct. 31, 2021	Nov. 30, 2021
Payment date	Oct. 15, 2021	Nov. 15, 2021	Dec. 15, 2021

Holders of shares of the Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate of 11% per annum of the $25.00 per share liquidation preference (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock are cumulative and payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, then the dividend may be paid on the next succeeding business day. Dividends are payable to holders of record on the applicable record date, which shall be the last day of the calendar month, whether or not a business day.

About MTBCP

CareCloud’s Series A Preferred Stock trades on the NASDAQ Global Market under the ticker symbol “MTBCP.” The Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

About CareCloud

CareCloud (Nasdaq: MTBC) (Nasdaq: MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, telehealth and patient experience management (PXM) at www.carecloud.com.

For additional information, please visit our website at www.carecloud.com

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Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Forward Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud

bkorn@carecloud.com

Investor Contact:

Matt Kreps

Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

Media Inquiries:

Kaitlyn Mode

Corporate Communications Manager

CareCloud

kmode@carecloud.com